As filed with the Securities and Exchange Commission on January 2, 1998
                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------
                               LECROY CORPORATION
             (Exact name of registrant as specified in its charter)
                DELAWARE                                 13-2507777
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

    700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977 (914) 425-2000 (Address and telephone number of registrant's principal executive offices)

            LUTZ P. HENCKELS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               LECROY CORPORATION
                            700 CHESTNUT RIDGE ROAD
                         CHESTNUT RIDGE, NEW YORK 10977
                                 (914) 425-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service and registrant's principal executive offices)

                                    Copy to:
                             ROGER D. FELDMAN, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 951-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
 TITLE OF SECURITIES                 AMOUNT TO    OFFERING  PRICE       AGGREGATE         AMOUNT OF
   TO BE REGISTERED                BE REGISTERED    PER SHARE (1)     OFFERING PRICE   REGISTRATION FEE
========================================================================================================
Common Stock, $.01 par value.....  454,148 shares $29.625            $13,454,134.50    $3,968.97
========================================================================================================

(1) Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported on the Nasdaq National Market on December 31, 1997.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, dated January 2, 1998

                                   PROSPECTUS

                               LECROY CORPORATION

                                 454,148 Shares
                          Common Stock, $.01 Par Value
                              --------------------

This Prospectus of LeCroy Corporation, a Delaware corporation (the "Company" or "LeCroy"), relates to up to 454,148 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), being sold by certain stockholders of the Company (the "Selling Stockholders") for their own accounts. See "Selling Stockholders." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "LCRY." On December 31, the last reported sale price of the Common Stock on the Nasdaq National Market was $30.25 per share.

The Company will pay all of the expenses incident to the registration of the Shares, estimated to be $22,050.

All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the Nasdaq National Market, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers, or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers, or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker, or dealer might be in excess of customary commissions and/or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers, and/or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and the commissions paid or discounts allowed to any of the underwriters, brokers, dealers, or agents in addition to the profits, if any, of the underwriters, brokers, dealers, or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

Certain of the underwriters, brokers, dealers, or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

           THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                 FACTORS AND CAUTIONARY STATEMENT" ON PAGE 4.
                                  -----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                  -----------

No dealer, salesperson, or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

-------------------------------------------------------------------------------
                                                Proceeds to Selling
                        Price to Public            Stockholders
-------------------------------------------------------------------------------
Per Share                     (l)                    (1)(2)
-------------------------------------------------------------------------------
Total                         (1)                    (1)(2)
-------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $22,050, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION."

          The date of this Prospectus is _____________________, 1998.

                             AVAILABLE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at: http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the Company's 1997 fiscal year filed with the Commission pursuant to Section 13(a) of the Exchange Act, the Quarterly Report on Form 10-Q of the Company for the Company's fiscal quarter ended September 30, 1997, filed with the Commission pursuant to Section 13(a) of the Exchange Act, and the Registration Statement on Form S-3 as filed with the Commission on February 20, 1997.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO THE INFORMATION UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES). SUCH WRITTEN REQUESTS SHOULD BE ADDRESSED TO LECROY CORPORATION, ATTENTION: INVESTOR RELATIONS, 700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977. TELEPHONE REQUESTS MAY BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT (914) 578-6021.

                     RISK FACTORS AND CAUTIONARY STATEMENT

An investment in the Shares being offered herein involves a high degree of risk. Prospective investors should consider carefully the risk factors contained in the Registration Statement on Form S-3 filed with the Commission on February 20, 1997 (the "February 1997 Registration Statement"), each of which are incorporated herein by reference, before purchasing the Shares offered hereby.

The documents incorporated by reference in this Prospectus contain, and additional statements issued by the Company from time to time in public filings or press releases or publicly made orally by officers of the Company with respect to the Company contain or may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including without limitation those discussed in the February 1997 Registration
Statement. Such forward-looking statements speak only as of the date on which they are made, and the Company cautions readers not to place undue reliance on such statements.


                                  THE COMPANY

LeCroy Corporation develops, manufactures and sells signal analyzers, principally high-performance digital oscilloscopes and related products. Digital oscilloscopes capture electronic signals, convert them to digital form and perform sophisticated measurements and analyses. The Company's digital oscilloscope products are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications.

The Company's first business objective is to become a leading supplier of high-performance digital oscilloscopes. The Company's second business objective is to participate in broader markets by the use, directly and through licensing and other arrangements with other manufacturers, of the Company's core acquisition technology in dedicated signal analyzers.

The Company's wholly-owned subsidiary, LeCroy Merger Corporation, a Delaware corporation ("Merger Sub"), merged with and into Digitech Industries, Inc., a Delaware corporation ("Digitech"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of December 10, 1997 (the "Merger Agreement"), with the separate existence of Merger Sub ceasing and Digitech continuing in existence as the surviving corporation (the "Surviving Corporation"). The effect of the merger was as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, all of the property, rights, privileges, powers, and franchises of Merger Sub and Digitech, respectively, were vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Digitech, respectively, became the debts, liabilities and duties of the Surviving Corporation. The transaction was accounted for under Accounting Principles Board Opinion No. 16 as a "pooling of interests."

The Company was founded and incorporated in the State of New York in 1964 and reincorporated in the State of Delaware in 1995. The Company's principal executive offices are located at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and its phone number at that location is (914) 425-2000.

                              SELLING STOCKHOLDERS

The Selling Stockholders acquired their shares of the Common Stock, in a transaction exempt from the registration requirement of the Securities Act, in connection with the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub was merged with and into Digitech, with the separate existence of Merger Sub ceasing and Digitech continuing in existence as the Surviving Corporation (the "Merger"). Under the terms of the Merger Agreement, (a) each share of Digitech Common Stock issued and outstanding immediately before the effectiveness of the Merger (other than any shares held by dissenting stockholders and shares held directly or indirectly by Digitech, the Company or any of their respective subsidiaries) was converted into and became 0.420220 shares of Common Stock and (b) each share of Digitech Preferred Stock issued and outstanding immediately before the effectiveness of the Merger (other than any shares held by dissenting stockholders and shares held directly or indirectly by Digitech, the Company or any of their respective subsidiaries) was converted to and became 147.077 shares of Common Stock. Under the terms of the Merger Agreement, the Company has agreed to use its best efforts to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (or other appropriate form) for the purpose of registering for resale by the stockholders of Digitech the Common Stock into which the shares of Digitech Common Stock and Preferred Stock are converted in the Merger (the "Merger Shares").

The term Selling Stockholders includes the holders listed below and the beneficial owners of the Merger Shares and their transferees, pledgees, donees, and other successors.

As of January 2, 1998, with the exception of the Merger Shares, the Selling Stockholders held of record no shares of the Company's outstanding Common Stock. No Selling Shareholder has within the past three years held any position, office or had any other material relationship with the Company or its affiliates.

As of December 23, 1997 there were 6,956,522 shares of the Common Stock of the Company issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of January 2, 1998 and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholders.


     Name of Selling               Shares Owned                         Shares to be Owned
      Stockholders              Prior to Offering   Shares Offered (1)    After Offering

Robert B. Arnold                  143,960               143,960                0
Millard E. Bronson                  2,101                 2,101                0
Ernest Courchene, Jr., Trustee     21,011                21,011                0
Charles Greer                       5,830                 5,830                0
Jeffrey D. Holden                  12,606                12,606                0
Ann Lake                           21,011                21,011                0
Thomas Quinlan                      7,563                 7,563                0
Robert W. Scharf                   74,081                74,081                0
Dennis Stvan                       16,808                16,808                0
David L. Vaughn                     2,101                 2,101                0
DLJ Venture Capital Fund          138,840               138,840                0
Sprout Capital V                    8,236                 8,236                0

   (1) See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

The sale or distribution of the Shares may be effected directly to purchasers by the Selling Stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any exchange or in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

Certain of any such underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers.

The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Stockholders and their officers, directors and controlling persons (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                             CERTAIN LEGAL MATTERS

The validity of the offered Common Stock will be passed upon for the Company by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts. Roger D. Feldman, a partner of Bingham Dana LLP, is an Assistant Secretary of the Company. As of December 23, 1997, Mr. Feldman held as trustee of certain trusts an aggregate of 103,195 shares of Common Stock. Mr. Feldman disclaims beneficial ownership of such shares. Brian Keeler, a partner of Bingham Dana LLP, is an Assistant Secretary of the Company.

                                    EXPERTS

The consolidated financial statements of LeCroy Corporation appearing in LeCroy's Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   Securities and Exchange Commission Registration Fee --------        $3,969
   Nasdaq National Market Fees --------------------------------        $9,083
   Fees of Registrar and Transfer Agent -----------------------       *$  500
   Legal Fees and Expenses ------------------------------------       *$2,500
   Accounting Fees and Expenses -------------------------------       *$5,000
   Miscellaneous ----------------------------------------------       *$1,000
      Total ---------------------------------------------------       $22,052
---------------
*  Estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Amended and Restated By-Laws of the Company provide for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Company has entered into indemnification agreements with its executive officers and directors, pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law, and providing for certain other protections.

The Company maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under applicable securities laws.

ITEM 16. EXHIBITS.

      2 Agreement and Plan of Merger and Reorganization, between the Registrant, the Selling Stockholders and Digitech Industries, Inc.

      4.1 Specimen Certificate for Shares of the Registrant's Common Stock, par value $.01 per share, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-95620).

      5     Opinion of Bingham Dana LLP, counsel to the Company.

      23.1  Consent of Bingham Dana LLP (included in Exhibit 5).

      23.2  Consent of independent auditors, Ernst & Young LLP.

      24    Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

      (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (D) The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (E) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF CHESTNUT RIDGE, STATE OF NEW YORK, ON JANUARY 2, 1998.

                          LECROY CORPORATION


                          By /s/  John C. Maag
                             JOHN C. MAAG
                             VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints John C. Maag and Roger D. Feldman, and each of them singly, acting alone and without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in each of them, for him and his name, place and stead, and in any and all capacities, to do and perform any and all acts and to sign any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

      SIGNATURE                    CAPACITY(-IES)                  DATE

                               Chairman of the Board of       January 2, 1998
  /s/ WALTER O. LECROY, JR.    Directors and Director
  --------------------------
      WALTER O. LECROY, JR.

                               President, Chief Executive     January 2, 1998
  /s/ LUTZ P. HENCKEL          Officer and Director
  --------------------------
      LUTZ P. HENCKELS

                               Vice President--Finance,       January 2, 1998
  /s/ JOHN C. MAAG             Chief Financial Office
  --------------------------   Secretary and Treasurer
      JOHN C. MAAG             (Principal Financial and
                               Accounting Officer)

                               Director                       January 2, 1998
  /S/ ROBERT E. ANDERSON
  --------------------------
      ROBERT E. ANDERSON

                               Director                       January 2, 1998
  /s/ WILLIAM G. SHEERER
  --------------------------
      WILLIAM G. SHEERER

                               Director                       January 2, 1998
  /s/ DOUGLAS A. KINGSLEY
  --------------------------
      DOUGLAS A. KINGSLEY

                                                                    Exhibit 4.2
                                 EXHIBIT INDEX


      2 Agreement and Plan of Merger and Reorganization, between the Registrant, the Selling Stockholders and Digitech Industries, Inc.

      5     Opinion of Bingham Dana LLP, counsel to the Company.

      23.1  Consent of Bingham Dana LLP (included in Exhibit 5).

      23.2  Consent of independent auditors, Ernst & Young LLP.

                                                                      Exhibit 2


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


      This Agreement and Plan of Merger and Reorganization (this "Agreement") dated as of December 10, 1997, is by and among LeCroy Corporation ("LeCroy"), a Delaware corporation; LeCroy Merger Corporation ("Merger Sub"), a Delaware corporation that is a wholly owned subsidiary of LeCroy; Digitech Industries, Inc. (the "Company"), a Delaware corporation; and the "Stockholders" listed in the signature pages hereto (each, a "Stockholder," and collectively, the "Stockholders"), who are the stockholders of the Company.

      Whereas, the parties desire that Merger Sub be merged with and into the Company (the "Merger"), subject to the terms and conditions set forth in this Agreement; and

      Whereas, for Federal income tax purposes, the parties intend and expect that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

      Whereas, for accounting purposes, the parties intend and expect that the Merger be accounted for as a "pooling of interests."

      Certain terms used in this Agreement are defined in Section 18.

      1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "Closing") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 11 through 13 (the date on which the Closing actually occurs, the "Closing Date"). On the Closing Date, Merger Sub and the Company will execute a Certificate of Merger (the "Merger Certificate") substantially in the form of the attached Exhibit A and file it with the Delaware Secretary of State in order to cause the Merger to be effected in accordance with the laws of the State of Delaware. The Merger will be effective upon the filing of the Merger Certificate (the "Effective Time"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

      2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

      2.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "Surviving Corporation"). The effect of the Merger will be as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, except as otherwise provided herein, all of the property, rights, privileges, powers, and franchises of Merger Sub and the Company, respectively, will vest in the Surviving Corporation, and all of the debts, liabilities, and duties of Merger Sub and the Company, respectively, will become the debts, liabilities, and duties of the Surviving Corporation.

      2.2. CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation, as in effect immediately before the Effective Time, will be amended by the Merger Certificate (among other things, to reduce the Company's authorized capital stock to one share of common stock), and as so amended will be the Certificate of Incorporation of the Surviving Corporation.

      2.3. BY-LAWS. The Company's by-laws, as in effect immediately before the Effective Time, will be amended and restated to read in their entirety as set forth in the attached Exhibit B, and as so amended and restated will be the by-laws of the Surviving Corporation.

      2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of those persons named as such in the Merger Certificate, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his successor is duly elected or appointed and qualified.

      2.5. CONVERSION OF COMPANY STOCK.

           (A) COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately before the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and other than any shares held directly or indirectly by LeCroy or the Company or any of their respective Subsidiaries) will be converted into and become 0.420220 shares (such number of shares, as adjusted pursuant to Section 2.5(c), the "Exchange Ratio") of LeCroy Common Stock, subject to adjustment as provided in Section 2.5(c), to the escrow arrangements referred to in
      Section 3.3, and to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.6.

           (B) COMPANY PREFERRED STOCK. Each share of Company Preferred Stock issued and outstanding immediately before the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and other than any shares held directly or indirectly by LeCroy or the Company or any of their respective Subsidiaries) will be converted into and become that number of shares of LeCroy Common Stock into which that number of shares of Company Common Stock into which such share of Company Preferred Stock was convertible immediately before the Effective Time would have been converted pursuant to Section 2.5(a), subject to adjustment as provided in Section 2.5(c), to the escrow arrangements referred to in Section 3.3, and to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.6.

           (C) ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement but before the Effective Time, the shares of LeCroy Common Stock or Company Stock (either Company Common Stock or Company Preferred Stock or both) issued and outstanding as of the date of this Agreement are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes in LeCroy's or the Company's capitalization, then an appropriate and proportionate adjustment will be made to the Exchange Ratio so that each holder of Company Stock immediately before the Effective Time will receive pursuant to this Section 2.5: (i) in the event of any such change with respect to Company Stock, that number of shares of LeCroy Common Stock that such holder would have received if such change had never occurred and (ii) in the event of any such change with respect to LeCroy Common Stock, that number of shares of LeCroy Common Stock that such holder would have received as a result of such change if such change had occurred immediately after the Effective Time (and such holders were treated for purposes of such change as holders of LeCroy Common Stock).

      2.6. CANCELLATION OF TREASURY STOCK, ETC. Each share of Company Common Stock held directly or indirectly by LeCroy or the Company or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

      2.7. DISSENTING SHARES. Each share of Company Common Stock or Company Preferred Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to Section 262 of the DGCL (such shares, collectively, "Dissenting Shares") will not be converted into or represent the right to receive the consideration referred to in Section 2.5 hereof. Instead, the holders of Dissenting Shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such
Section 262, except that all Dissenting Shares held by Stockholders who withdraw, fail to perfect, or otherwise lose their appraisal rights with respect to Dissenting Shares will thereupon be deemed to have converted such shares into shares of LeCroy Common Stock pursuant to Section 2.5 hereof.

      2.8. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, $0.001 par value per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock, $0.001 par value, of the Surviving Corporation.

      2.9. TAX TREATMENT. The parties intend and expect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code.

      2.10.ACCOUNTING TREATMENT. The parties intend and expect that the Merger will be accounted for as a pooling of interests.

      3.   PROCEDURES; ESCROWED SHARES.

      3.1. CERTIFICATES. After the Effective Time, stock certificates (each, a "Certificate," and collectively, the "Certificates") representing shares of Company Stock that have been converted into shares of LeCroy Common Stock in the Merger will be conclusively deemed to represent such shares of LeCroy Common Stock.

      3.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, LeCroy or its transfer agent for LeCroy Common Stock will send to each Stockholder transmittal materials for use in exchanging their Certificates for certificates for the shares of LeCroy Common Stock into which such shares of Company Common Stock have been converted. Upon surrender of a Certificate to LeCroy or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of LeCroy Common Stock to which such holder is entitled (subject to the escrow arrangements referred to in Section 3.3), and such Certificate will be canceled.

      3.3. ESCROWED SHARES. Notwithstanding any other provision of this Agreement, at the Closing, LeCroy and the Stockholders and the Escrow Agent will execute and deliver an Escrow Agreement in the form of the attached Exhibit C, under which the Stockholders will secure their indemnification obligations hereunder by escrowing certain of the shares of LeCroy Common Stock into which the shares of Company Stock are converted in the Merger (the "Escrowed Shares").

      3.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to LeCroy Common Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

      3.5. NO TRANSFERS. After the Effective Time, no transfers of shares of Company Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Stock, they will be canceled and exchanged for the shares of LeCroy Common Stock deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

      3.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of LeCroy Common Stock, cash adjustments will be paid (without interest) to the Stockholders in respect of any fractional share of LeCroy Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by $36.00 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeCroy Common Stock and occurring after the date of this Agreement). For purposes of determining whether, and in what amounts, a particular Stockholder would be entitled to receive cash adjustments under this section, shares held of record by such holder and represented by two or more Certificates will be aggregated.

      3.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Stock will cease to be, and will have no rights as, stockholders of the Company, other than (i) in the case of shares other than Dissenting Shares, the rights to receive shares of LeCroy Common Stock into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Section 262 of the DGCL.

      3.8. ABANDONED PROPERTY. Neither LeCroy nor the Company nor any other person will be liable to any holder or former holder of shares of Company Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

      3.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by LeCroy or its transfer agent for LeCroy Common Stock of appropriate and customary indemnification, LeCroy or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of LeCroy Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

      4. COMPANY STOCK OPTIONS. After the Effective Time, each option to purchase shares of Company Common Stock that is outstanding immediately before the Effective Time and listed in Section 6.4 of the attached Disclosure Schedule (a "Company Option") will be deemed to be an option granted pursuant to LeCroy's Amended and Restated 1993 Stock Incentive Plan and the holder thereof will be entitled, in accordance with the terms of such Company Option, to purchase from LeCroy up to a number of whole shares of LeCroy Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option, multiplied by (ii) the Exchange Ratio, at a price per share of LeCroy Common Stock determined by dividing the exercise price per share of Company Common Stock provided for in such Company Option by the Exchange Ratio. No scrip or fractional share interests will be issued in connection with the exercise of any Company Option. Except for the foregoing, each Company Option will remain subject after the Effective Time to the same terms and conditions (including without limitation those with respect to dates on which and the proportionate extent to which such Company Options may be exercised) as were applicable to such Company Option immediately before the Effective Time.

      5.   REGISTRATION OF LECROY COMMON STOCK.

      (A) REGISTRATION STATEMENT. LeCroy will file with the SEC a registration statement (the "Registration Statement") on Form S-3 or other appropriate form for the purpose of registering for resale by the Stockholders all of the shares of LeCroy Common Stock (including the Escrowed Shares) into which the shares of Company Stock are converted in the Merger, as promptly as practicable (but in any event within ten days) following the Closing Date. Thereafter, LeCroy will use its best reasonable efforts to cause this registration statement to become effective as promptly as practicable and to remain effective until the earlier of (i) the first anniversary of the Effective Date, or (ii) such time at which all of the shares registered have been resold pursuant to such registration statement or otherwise.

      (B) INDEMNIFICATION BY LECROY. LeCroy will indemnify each Stockholder, the officers, directors, and partners of such Stockholder, and each person who controls (within the meaning of the Securities Act) any of the foregoing, and their respective successors and assigns, against any and all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement, any preliminary or final prospectus contained therein, any amendment or supplement thereto, or any document incorporated by reference therein, or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by LeCroy, in connection with the Registration Statement, of the Securities Act or any rule or regulation promulgated thereunder, and will reimburse each such person for any legal and other expenses reasonably incurred in investigating, preparing, or defending any such claim; provided, however, that LeCroy will not be liable in any such case to the extent that any such Damages arise out of or are based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to LeCroy in a writing executed by such Stockholder, officer, director, partner, or controlling person and stated to be specifically for use in the Registration Statement.

      (C) INDEMNIFICATION BY EACH STOCKHOLDER. Each Stockholder will indemnify LeCroy and its officers and directors and each person, if any, who controls (within the meaning of the Securities Act) any of the foregoing, and their respective successors and assigns, against any and all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement, any preliminary or final prospectus contained therein, any amendment or supplement thereto, or any document incorporated by reference therein, or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which it was made, not misleading, but only if and to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to LeCroy in a writing executed by such Stockholder and stated to be specifically for use in the Registration Statement, and will reimburse each such person for any legal and other expenses reasonably incurred in investigating, preparing, or defending any such claim; provided, that each Stockholder's liability with respect to the Registration Statement will be limited to an amount equal to the gross proceeds of sale (before deduction of any selling expenses) of the securities sold by such Stockholder pursuant to the Registration Statement.

      (D) INDEMNIFICATION PROCEEDINGS. Each party entitled to indemnification pursuant to this Section 5 (the "Indemnifiee") will give notice to the party required to provide indemnification pursuant to this Section 5 (the "Indemnifior") promptly after such Indemnifiee acquires actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifior (at his or its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, subject to the provisions of the next paragraph, that the Indemnifiee may participate in such defense at his or its own expense; and provided, further, that the failure by any Indemnifiee to give notice as provided in this Section 5(d) will not relieve any Indemnifior of his or its obligations under this Section 5 except if and to the extent that such Indemnifior is actually prejudiced thereby. Except with the prior written consent of an Indemnifiee, no Indemnifior, in the defense of any such claim or litigation, will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnifiee of a release from all liability in respect of such claim or litigation.

      Notwithstanding anything to the contrary herein, any Indemnifiee will have the right to employ separate counsel to represent such Indemnifiee, if in such Indemnifiee's reasonable opinion (based on advice of counsel), and subject to the reasonable concurrence of the Indemnifior, there exists a substantial actual conflict of interest between such Indemnifior and such Indemnifiee with respect to such claim or litigation, such that representation of such Indemnifior and such Indemnifiee by the same counsel is not appropriate, and in such event the reasonable fees and expenses of such separate counsel of the Indemnifiee will be borne by the Indemnifior.

      In the event any Indemnifior exercises its right to assume the defense of any such claim or litigation, then each Indemnifiee will cooperate with such Indemnifior and will make available to such Indemnifior all such records, materials, and information in the possession or control of such Indemnifiee as may reasonably be required by such Indemnifior. Conversely, in the event that an Indemnifiee is entitled hereunder to conduct such defense and is in fact directly or indirectly conducting such defense, then each Indemnifior will cooperate with such Indemnifiee and will make available to such Indemnifiee all such records, materials, and information in the possession or control of such Indemnifior as may reasonably be required by such Indemnifiee.

      (E) CONTRIBUTION IN LIEU OF INDEMNIFICATION. If the indemnification provided for in this Section 5 is unavailable to, or insufficient to hold harmless, a party that would have been an Indemnifiee in respect of any Damages referred to herein, then each party that would have been an Indemnifior thereunder will, in lieu of indemnifying such Indemnifiee, contribute to the amount paid or payable by such Indemnifiee as a result of such Damages in such proportion as is appropriate to reflect their relative fault in connection with the statements or omissions that resulted in such Damages. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifior or such Indemnifiee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 5(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (F) SECTION 15 NOT APPLICABLE. The provisions of Section 15 hereof will not apply to claims for indemnification arising under or in connection with this Section 5 and/or the Registration Statement and the other transactions contemplated by this Section 5.

      (G) TIME LIMIT. Notwithstanding any other provision of this Agreement, no party will be liable for indemnification or contribution under or in connection with this Section 5 and/or the Registration Statement and the other transactions contemplated by this Section 5 unless a written claim for such indemnification or contribution is given by the person(s) entitled thereto to the person(s) liable therefor by the first anniversary of the Closing Date.

      6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to LeCroy as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in (i) the attached Disclosure Schedule, or (ii) except as provided in the final sentence of Section 10.13, the disclosure supplements contemplated by that section. Notwithstanding any other provision of this Agreement (except the final sentence of Section 10.13), the Disclosure Schedule, or any such disclosure supplement, each exception set forth in the Disclosure Schedule or any such disclosure supplement will be deemed to qualify each representation and warranty set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule or such disclosure supplement as being qualified by such exception, or
(ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule or such disclosure supplement, provided, in either case, that the relevant facts are set forth in reasonable detail in the Disclosure Schedule or such disclosure supplement.

      6.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to LeCroy complete and correct copies of its Certificate of Incorporation and by-laws, in each case with all amendments thereto, which Certificate of Incorporation and by-laws are in full force and effect.

      6.2. AUTHORIZATION AND ENFORCEABILITY. The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors and its stockholders, respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity. None of the stockholders of the Company will have any appraisal rights under Section 262 of the DGCL by reason of the consummation of the Merger or the other transactions contemplated hereby.

      6.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for the filing of the Merger Certificate and except as described in
Section 6.3 of the Disclosure Schedule, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. Except as described in Section 6.3 of the Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject.

      6.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company are as set forth in Section 6.4 of the Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Section 6.4 of the Disclosure Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. No person has any valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

      There are no agreements or other obligations to which the Company is a party or by which it is bound to purchase or sell, and other than as set forth in Section 6.4 of the Disclosure Schedule, no convertible or exchangeable securities, options, warrants, or other rights to acquire from the Company any shares of its capital stock or other securities. Section 6.4 of the Disclosure Schedule sets forth the name of each person who holds any option or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option or right, and the per-share exercise price payable therefor.

      6.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

      6.6. SUBSIDIARIES. The Company owns all of the issued and outstanding capital stock of Digitech International, Inc. The Company does not have any other Subsidiaries or own any legal and/or beneficial interests in or to any other business enterprise or other person. Digitech International, Inc. has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, other than agreeing to indemnify each of two individuals from and against liabilities incurred by reason of their service as directors of such corporation.

      6.7. FINANCIAL STATEMENTS. Included in Section 6.7 of the Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of the last day of February in each of the years 1995 through 1997, inclusive (such balance sheet as of February 28, 1997, the "Most Recent Balance Sheet," with February 28, 1997, being the "Most Recent Balance Sheet Date"), and the related audited statements of income and retained earnings and cash flows, respectively, of the Company, for the fiscal years ended on such dates, certified by KPMG Peat Marwick LLP, independent public accountants, and (ii) the unaudited balance sheet of the Company as of October 31, 1997, and the related unaudited statements of income and retained earnings and cash flows, respectively, of the Company, for the eight-month period ended on such date. Each of such financial statements has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as may be described in the notes thereto); each of such balance sheets presents fairly in all material respects the financial condition of the Company as of its respective date; and each of such statements of income and retained earnings and cash flows, respectively, presents fairly in all material respects the results of operations and retained earnings, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (ii) of this section, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, is not and will not be material.

      6.8. ABSENCE OF CERTAIN CHANGES. Since February 28, 1997, except as disclosed in Section 6.8 of the Disclosure Schedule there has not been any: (i) change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not caused, either in any case or in the aggregate, a Material Adverse Effect on the Company; (ii) acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business; (iii) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the business or any material property of the Company; (iv) declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) issuance of any shares of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock; (vi) loss of the services of any officer or key employee or consultant, or (except in the ordinary course of business consistent with past practice) any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus payments or arrangements made to or with any of them; (vii) forgiveness or cancellation of any debts or claims by the Company or any waivers of any rights having a value to the Company of more than $20,000 in any single instance and/or more than $100,000 in the aggregate, other than compromises of accounts receivable in the ordinary course of business; (viii) entry by the Company into any transaction with any of its Affiliates; (ix) incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with persons other than Affiliates of the Company;
(x) incurrence or imposition of any Lien on any of the assets, tangible or intangible, of the Company; or (xi) discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Most Recent Balance Sheet, (B) current liabilities to persons other than Affiliates of the Company incurred since the Most Recent Balance Sheet Date in the ordinary course of business, and (C) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Section 6.8 of the Disclosure Schedule.

      6.9. PROPERTIES AND ASSETS. The Company has good and marketable title or leasehold title, as the case may be, to all of its assets and properties that it purports to own or lease, including without limitation all those reflected in the unaudited balance sheet referred to in clause (ii) of Section 6.7 hereof (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the Most Recent Balance Sheet Date), all free and clear of Liens on the Company's interest therein. All such properties and assets are in good condition and repair, reasonable wear-and-tear excepted, and are, and as of the Closing Date will be, adequate and sufficient to carry on the business of the Company as presently conducted. Section 6.9(a) of the Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company having a book or fair market value in excess of $5,000 as of the date hereof.

      The Company does not own any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 6.9(b) of the Disclosure Schedule sets forth a complete and correct description of all leases of Real Property to which the Company is a party. Complete and correct copies of all such leases have been delivered to LeCroy. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder by the Company, or to the best of its knowledge, any other person. The leasehold interests of the Company are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases.

      6.10. INTELLECTUAL PROPERTIES.

      (a) Section 6.10 of the Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, registered copyrights, and licenses that are material to the businesses of the Company as now being conducted, other than licenses by the Company as licensee of off-the-shelf software programs that have not been customized for its use (collectively, and together with all unregistered copyrights, technology, know-how, trade secrets, processes, formulas, and techniques that are material to the Company's businesses, the "Intellectual Properties"). The Company owns, or is licensed or otherwise has the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration except as indicated in Section 6.10 of the Disclosure Schedule, all Intellectual Properties, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are material to the conduct of the businesses of the Company.

      (b) In any instance where the Company's rights to Intellectual Properties arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for its use), this is indicated in Section 6.10 of the Disclosure Schedule and such rights by their terms are licensed exclusively to the Company except as indicated in Section 6.10 of the Disclosure Schedule. No other person has an interest in or right or license to use any of the Intellectual Properties purported to be owned by the Company, or to the best of the Company's knowledge, any of the Intellectual Properties that by their terms are exclusively licensed to the Company. To the best of the Company's knowledge, none of the Intellectual Properties is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to any of the Intellectual Properties purported to be owned by the Company, or to the best of the Company's knowledge, any of the Intellectual Properties that by their terms are exclusively licensed to the Company, is pending (as evidenced by the Company's receipt of service of process or other written notice of such pendency), or to the best of the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Intellectual Properties as constitute trade secrets or other confidential information.

      (c) (i) The Company has not infringed or made unlawful use of, and is not infringing or making unlawful use of, any intellectual property or other proprietary or confidential information of any other person; and (ii) the activities of the Company's current and past employees and contractors in connection with their employment or contractual relationship with the Company did not and do not violate any agreements or arrangements that any such employees or consultants had or have with any former employer or any other person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitratory, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, service mark, trade name, logo, copyright, trade secret, or other proprietary right is pending (as evidenced by the Company's receipt of service of process or other written notice of such pendency), or to the best of the Company's knowledge, threatened; nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding.

      (d) To the best of the Company's knowledge, no officer, director, employee, or consultant of the Company is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his agreements and obligations to use his best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

      (e) Each of Jeffrey D. Holden, Thomas Quinlan, Dennis Stvan, and David L. Vaughn and each person who holds an option to purchase shares of Company Stock has executed and delivered to the Company a Non-Competition Agreement in the form of the attached Exhibit D.

      6.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 6.11 of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by the Company, or (except for customary representations and warranties and affirmative and negative covenants, and except as set forth in Section 6.11 of the Disclosure Schedule) the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to LeCroy.

      6.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the Most Recent Balance Sheet, or (b) described in Section 6.12 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

      The Company calls attention to the fact that a substantial portion of its business comes from Japan and other Asian countries, and that recent financial problems of Asian banks, coupled with a general economic slowdown in Asia, may cause loss or postponement of product orders from Asian markets, which could have a Material Adverse Effect on the Company.

      6.13.TAXES.

      (A) BASIS, ETC. Set forth in Section 6.13(a) of the Disclosure Schedule are the net operating loss, net capital loss, credit, minimum tax, charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of the Company.

      (B) ELECTIONS. All material elections with respect to Taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Code or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2)) affecting the Company are described in Section 6.13(b) of the Disclosure Schedule.

      (C) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company. The Company has delivered to LeCroy correct and complete copies of all Tax Returns filed by or with respect to it with respect to taxable periods ended on or after February 28, 1985, and all relevant documents and information with respect thereto, including without limitation examination reports and statements of deficiencies assessed against or agreed to by the Company.

      (D) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before February 28, 1992, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority.

      (E) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

      (F) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

      (G) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF Taxes. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

      (H) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

      (I) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to (i) the Company, or (ii) any Affiliated Group with respect to a taxable period during which the Company was a member of such Affiliated Group.

      (J) NO FAILURES TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

      (K) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return.

      (L) TAX ELECTIONS. The Company has not made and is not affected by any elections under Code Sections 108(b)(5), 338(g), or 565, or Treasury Regulations Sections 1.1502-20(g) or 1.1502-32(f)(2).

      (M) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

      (N) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

      (O) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

      (P) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Except as set forth in
Section 6.13(p) of the Disclosure Schedule, the Company does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

      (Q) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code
Section 897(c)(1)(A)(ii).

      (R) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

      (S) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

      (T) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

      (U) SECTION 341(F) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

      (V) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

      6.14.EMPLOYEE BENEFIT PLANS.

      (a) Except as described in Section 6.14(a) of the Disclosure Schedule, the Company does not now maintain or contribute to, and has not in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 6.14(a) of the Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan," except that any such arrangement that is a multi-employer plan will be treated as an Employee Benefit Plan only for purposes of Sections 6.14(d)(iv), (vi), and (viii) and 6.14(g) below.

      (b) The Company has delivered to LeCroy true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the six preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.

      (c) To the best of the Company's knowledge, each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in Section 6.14(a) of the Disclosure Schedule and has been determined by the IRS to be so qualified, and to the best of the Company's knowledge, nothing has occurred since the date of the last such determination as to each such Plan or trust that has resulted or is likely to result in the revocation of such determination as to such Plan or trust.

      (d) (i) There is no pending, or to the best of the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of the Company's knowledge, any fiduciary or service provider thereof, and to the best of the Company's knowledge, there is no basis for any such legal action, proceeding, or investigation.

           (ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its ERISA affiliates (other than insurance premiums satisfied in due course).

           (iii) No reportable event, or event or condition that presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an ERISA affiliate of the Company, which is subject to Title IV of ERISA.

           (iv) To the best of the Company's knowledge, no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

           (v) No communication, report, or disclosure has been made that, at the time made, did not reflect accurately in all material respects the terms and operations of any Employee Benefit Plan.

           (vi) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA), other than (A) coverage mandated by applicable law, (B) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), and (C) benefits that have already been satisfied in full.

           (vii) No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing) except as required by applicable law.

           (viii) The Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

      (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

      (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee. No representation or warranty is made as to the foregoing with respect to actions taken by LeCroy after the Closing with respect to the Employee Benefit Plans.

      (g)  No Employee Benefit Plan is a multi-employer plan.

      (h) For purposes of this Section 6.14, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under Section 414 of the Code is treated as a single employer with the Company.

      6.15. SAFETY  AND  ENVIRONMENTAL  MATTERS.  Except  as set forth in
Section 6.15 of the Disclosure Schedule:

      (a) None of the plants, offices, or properties in or on which the Company carries on business nor any of the activities carried on by it are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended, excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

      (b) Neither the Company, nor to the best of the Company's knowledge, any operator of any real property presently or formerly owned, leased, or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "Environmental Laws"), excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

      (c) The Company has not received notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any hazardous waste as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "Hazardous Substances") that the Company has generated, transported, handled, used, or disposed of has been found at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

      (d) (i) No portion of any real property presently or formerly owned, leased, or operated by the Company has been used by the Company, or to the best of the Company's knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any real property presently owned, leased, or operated by the Company, or to the best of the Company's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by the Company and to the best of the Company's knowledge, those of any other operators of any real property presently or formerly owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the best of the Company's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from any real property presently or formerly owned, leased, or operated by the Company; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by the Company that, through soil or groundwater contamination, may have come to be located on, any of the real property presently or formerly owned, leased, or operated by the Company; and (v) any Hazardous Substances that have been generated by the Company, or to the Company's actual knowledge, by any other person, on any real property presently or formerly owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities having, to the Company's actual knowledge, valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's actual knowledge, have been and are operating in compliance with such permits and applicable Environmental Laws.

      (e) No real property presently owned, leased, or operated by the Company, and to the best of the Company's knowledge, no real property formerly owned, leased, or operated by the Company, is subject to any Environmental Law requiring the performance of any Hazardous Substances site assessment, the removal or remediation of any Hazardous Substances, the giving of notice to any governmental agency or other person, or the recording and/or delivery to any governmental agency or other person of any environmental disclosure statement or document, by reason of, or as a condition to the effectiveness of, the Merger and/or any other transaction contemplated hereby.

      6.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not and has not been engaged in any unfair labor practice. There is no charge or proceeding pending, or to the best of the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, dispute, work slow-down, or work stoppage pending, or to the best of the Company's knowledge, threatened against or involving the Company. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. Except for employees covered by the collective bargaining agreements listed in Section 6.16 of the Disclosure Schedule, none of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any work stoppage or other material labor difficulty during the last five years.

      6.17. LITIGATION. No litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending (as evidenced by the Company's receipt of service of process or other written notice of such pendency), or to the best of the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company.

      6.18. CONTRACTS. Section 6.18 of the Disclosure Schedule sets forth a complete and accurate list of all "Material Contracts" to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the term "Material Contract" means every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company and which is material to the Company's business, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company, other than agreements pursuant to which the Company can be expected over the next year to pay or receive less than $50,000 in any case and less than $200,000 in the aggregate; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties (other than in the ordinary course of business), other than assets or properties having a value of less than $10,000 in the aggregate, or for the grant to any person of any preferential rights to purchase any such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; and (h) agreements with regard to Indebtedness. All of the contracts listed in Section 6.18 of the Disclosure Schedule are in full force and effect, and neither the Company, nor to the best of the Company's knowledge, any other party thereto, is in default under or material breach of any of the material terms thereof, nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or material breach thereof on the part of the Company, or to the best of the Company's knowledge, any other party thereto. No approval or consent of any person that has not already been obtained and listed in Section 6.18 of the Disclosure Schedule is needed in order that the contracts listed in Section
6.18 of the Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, as a result of the consummation of the Merger or the other transactions contemplated hereby. The Company has delivered to LeCroy true, correct, and complete copies of all such Material Contracts, including all amendments, modifications, and supplements thereto.

      6.19. POTENTIAL CONFLICTS OF INTEREST. No officer, director, or stockholder of the Company (a) owns, directly or indirectly, any interest (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part (other than solely as a result of his or its ownership of Company Stock), any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the best of the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

      6.20. INSURANCE. Section 6.20 of the Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, and other insurance owned or held by the Company. Such policies of insurance are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for companies in the Company's line of business and of a similar size and location. All such policies are in full force and effect; are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse as a result of the consummation of, the transactions contemplated by this Agreement.

      6.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 6.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose.
Section 6.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

      6.22. SUPPLIERS AND CUSTOMERS. Section 6.22 of the Disclosure Schedule lists the ten largest suppliers and ten largest customers of the Company during the preceding twelve-month period. The relationships of the Company with its suppliers and customers are good commercial working relationships, and no supplier or customer of material importance to the Company has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or has during the last twelve months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to the Company or its usage or purchase of the services or products of the Company, except for normal cyclical changes related to customers' businesses.

      6.23. EMPLOYMENT OF OFFICERS, EMPLOYEES. The name and current annual salary and other compensation payable by the Company to each exempt non-hourly employee whose current total annual compensation or estimated compensation from the Company (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation, and other extra compensation) is $50,000 or more are as set forth in the letter dated December 8, 1997, from Robert B. Arnold of the Company to Henry Bickel of LeCroy.

      6.24. MINUTE BOOKS. The minute books of the Company made available to LeCroy for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

      6.25. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

      6.26. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (c) its Certificate of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in any Material Adverse Effect with respect to the Company. The Company has not been charged with, or to the best of its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation. The Company has and maintains and Section 6.26 of the Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations of governmental authorities as are necessary for or material to the conduct of its businesses or in connection with the ownership or use of its properties (other than those the absence of which would not have a Material Adverse Effect on the Company), all of which are in full force and effect, true and complete copies of all of which have previously been delivered to LeCroy, and except as described in Section 6.26 of the Disclosure Schedule, none of which will terminate or otherwise be adversely affected as a result of the consummation of the Merger and the other transactions contemplated hereby.

      6.27. OWNERSHIP OF LECROY STOCK. Neither the Company, nor to the best of the Company's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement (other than this Agreement), arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of LeCroy, other than through any mutual fund or other similar investment vehicle over which no investment discretion is retained.

      6.28. ACCOUNTING MATTERS. To the best of the Company's knowledge, neither the Company, nor to the best of the Company's knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent the business combination to be effected through the Merger from being accounted for as a "pooling of interests."

      6.29. DISCLOSURE. No representation or warranty of the Company in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

      7.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

      Each of the Stockholders hereby represents to LeCroy, with respect to himself or itself only, and on a several but not joint basis, as follows:

      7.1. AUTHORIZATION AND ENFORCEABILITY. Such Stockholder has all requisite power and full legal right and authority (including, in the case of a Stockholder who is not a natural person, due approval of its Board of Directors stockholders, managers, and/or other persons exercising similar powers) to enter into this Agreement, to perform all of such Stockholder's agreements and obligations hereunder, and to consummate the transactions hereby contemplated to be consummated by such Stockholders. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity.

      7.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of such Stockholder in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation by such Stockholder of such transactions will not violate (a) in the case of any Stockholder who is not a natural person, any provision of its Certificate of Incorporation, by-laws, partnership or operating agreement, and/or other constating documents, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to such Stockholder, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which such Stockholder is a party or by or to which it or any of such Stockholder's assets is bound or subject.

      7.3. TITLE TO SHARES, ETC. Such Stockholder owns, as of the date hereof, and will own, as of the Closing, in each case both of record and beneficially, the shares of the Company's capital stock and other securities of the Company, if any, indicated with respect to such Stockholder in Section 6.4 of the Disclosure Schedule, all free and clear of Liens. Such Stockholder does not own, either legally or beneficially, any other shares of capital stock or other securities of the Company.

      7.4. INVESTMENT REPRESENTATIONS. Such Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in LeCroy Common Stock that such Stockholder is making by reason of the Merger and the other transactions contemplated by this Agreement. Such Stockholder's financial condition is such that it is able to bear all economic risks of investment in LeCroy Common Stock, including a complete loss of such Stockholder's investment. LeCroy has provided such Stockholder with adequate access to financial and other information concerning LeCroy (including without limitation, LeCroy's SEC Reports) and such Stockholder has had the opportunity to ask questions of and receive answers from LeCroy concerning the Merger and the other transactions contemplated by this Agreement and to obtain from the LeCroy additional information regarding an investment in LeCroy. Such Stockholder will acquire shares of LeCroy Common Stock in the Merger solely for investment purposes, with no present intention of distributing or reselling any of such shares or any interest therein. Such Stockholder is aware that except as set forth in this Agreement, such shares of LeCroy Common Stock will not be registered under the Securities Act, and that neither such shares nor any interest therein may be sold, pledged, or otherwise transferred unless such shares are registered under the Securities Act or qualify for an exemption from such registration, and the certificate(s) representing such shares will bear appropriate restrictive legends referring to such restrictions on transfer.

      7.5. DISCLOSURE. No representation or warranty of such Stockholder in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by such Stockholder in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

      8.   REPRESENTATIONS AND WARRANTIES OF LECROY AND MERGER SUB.

      LeCroy and Merger Sub hereby jointly and severally represent and warrant to the Company and the Stockholders as follows:

      8.1. INCORPORATION; AUTHORITY. Each of LeCroy and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. LeCroy has delivered to the Company complete and correct copies of the Certificate of Incorporation and by-laws of Merger Sub, in each case with all amendments thereto.

      8.2. AUTHORIZATION AND ENFORCEABILITY. Each of LeCroy and Merger Sub has all requisite power and full legal right and authority (including due approval of its Board of Directors and (if necessary) its stockholder(s), respectively) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of LeCroy and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity. None of the stockholders of LeCroy or Merger Sub will have any appraisal rights under Section 262 of the DGCL by reason of the consummation of the Merger or the other transactions contemplated hereby.

      8.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for the filing of the Merger Certificate, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of LeCroy or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of LeCroy's or Merger Sub's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to LeCroy or Merger Sub, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which LeCroy or Merger Sub is a party or by or to which either of them or any of their respective assets is bound or subject.

      8.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions.

      8.5. LECROY'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since October 5, 1995, LeCroy has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. LeCroy has delivered to the Company true and complete copies of (i) its Annual Reports on Form 10-K for its fiscal years ended June 30, 1996 and 1997, respectively, (ii) its proxy statements relating to all meetings of its stockholders (whether annual or special) held since October 5, 1995, and (iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed or required to be filed by it with, or provided or required to be provided by it to, the SEC since October 5, 1995 (collectively, all of the foregoing documents, "LeCroy's SEC Reports"). As of their respective dates, LeCroy's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of LeCroy's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of LeCroy included in LeCroy's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of LeCroy's independent certified public accountants) and present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of LeCroy and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

      Except to the extent (a) reflected or reserved against in LeCroy's consolidated balance sheet as of June 30, 1997, included in its Annual Report on Form 10-K for its fiscal year ended on that date, or (b) incurred with persons other than any Affiliate of LeCroy in the ordinary course of business after the date of such balance sheet, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

      LeCroy calls attention to the fact that a substantial portion of its business comes from Japan and other Asian countries, and that recent financial problems of Asian banks, coupled with a general economic slowdown in Asia, may cause loss or postponement of product orders from Asian markets, which could have a Material Adverse Effect on LeCroy.

      8.6. CERTIFICATE OF INCORPORATION AND BY-LAWS. LeCroy's Certificate of Incorporation and by-laws set forth as Exhibits 3.1 through 3.4, respectively, to LeCroy's Registration Statement on Form S-1 (Registration No. 33-95620), as declared effective under the Securities Act on October 5, 1995, are complete and correct copies thereof, and have not been amended since the date of such filing. LeCroy has previously provided to the Company a complete and correct copy of the Certificate of Incorporation and by-laws of Merger Sub, neither of which has been amended or restated. Such Certificates of Incorporation and by-laws of LeCroy and Merger Sub, respectively, are in full force and effect. Neither LeCroy nor Merger Sub is in violation of any provisions of its Certificate of Incorporation or by-laws.

      8.7. CAPITALIZATION. The authorized capital of LeCroy consists of 45,000,000 shares of LeCroy Common Stock and 5,000,000 shares of Preferred Stock, each $0.01 par value per share. No shares of such Preferred Stock are issued and outstanding.

      As of December 3, 1997, (i) 6,953,262 shares of LeCroy Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) options granted pursuant to the LeCroy Stock Plans to acquire up to an aggregate of not more than 1,350,000 shares of LeCroy Common Stock were outstanding. Since that date, no shares of LeCroy Common Stock have been issued except upon exercise of options granted under the LeCroy Stock Plans.

      Except for stock options issued pursuant to the LeCroy Stock Plans, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which LeCroy is a party or by which it is bound relating to the issued or unissued shares of the capital stock of LeCroy or any of its Subsidiaries (including any agreement relating to the manner in which any of such shares will be voted at any regular or special meeting of the stockholders of LeCroy) or obligating LeCroy or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, LeCroy or any of its Subsidiaries. The shares of LeCroy Common Stock issuable upon exercise of options issued pursuant to the LeCroy Stock Plans, when issued upon such exercise, will be duly authorized, validly issued, fully paid, and non-assessable. The shares of LeCroy Common Stock into which shares of Company Stock are converted in the Merger will, upon such conversion, be duly authorized, validly issued, fully paid, and non-assessable and will not be issued in violation of any preemptive rights.

      There are no outstanding contractual obligations of LeCroy or any of its Subsidiaries to repurchase, redeem, or otherwise acquire, or (except pursuant to Section 5 hereof) to register any shares of any of them under the Securities Act.

      Each outstanding share of the capital stock of each of LeCroy's Subsidiaries is duly authorized, validly issued, fully paid, and non-assessable, owned by LeCroy, and free and clear of all Liens. There are no outstanding contractual obligations of LeCroy or any of its Subsidiaries to make any investment (in the form of a loan, capital contribution, or otherwise) in any of LeCroy's Subsidiaries or any other person, other than guaranties by the Company or any of its Subsidiaries with respect to the indebtedness of any other of them.

      8.8. BROKERS. Except for Johnson, Butler & Company, for whose compensation LeCroy will be responsible, no finder, broker, agent, or other intermediary has acted for or on behalf of LeCroy or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

      8.9. OWNERSHIP OF COMPANY STOCK. Neither LeCroy nor Merger Sub, nor to the best of LeCroy's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement (other than this Agreement), arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of the Company.

      8.10. ACCOUNTING MATTERS. To the best of LeCroy's knowledge, neither LeCroy nor Merger Sub, nor to the best of LeCroy's knowledge, any of their respective Affiliates, has taken or agreed to take any action that would prevent the business combination to be effected through the Merger from being accounted for as a "pooling of interests."

      8.11. DISCLOSURE. No representation or warranty of LeCroy or Merger Sub in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by LeCroy and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

      9.   MUTUAL COVENANTS.

      9.1. SATISFACTION OF CONDITIONS. Each of the parties will use its best reasonable efforts to cause the satisfaction as promptly as possible, but in any event by December 29, 1997, of the conditions contained in Sections 11 through 13 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

      9.2. POOLING AND TAX-FREE REORGANIZATION TREATMENT. No party will take or cause or permit to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. LeCroy will use its best reasonable efforts to cause its consolidated financial results covering at least 30 days of post-Merger operations to be published as soon as practicable following such 30-day period.

      9.3. AGREEMENTS OF AFFILIATES. The attached Affiliates Schedules of LeCroy and the Company, respectively, list all persons whom the scheduling party believes may be deemed to be "affiliates" of such party, as that term is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC.

      Each of the Company and LeCroy will use its best reasonable efforts to cause each person who is so identified as an affiliate of it to execute and deliver to it as promptly as possible an executed copy of an Affiliate's Agreement substantially in the form of Exhibit E ("Affiliate's Agreement(s)"). Each of the Stockholders who is listed in the attached Affiliates Schedule of the Company agrees to execute and deliver an Affiliate's Agreement.

      Before the Closing Date, each of the parties will (if necessary) amend and supplement its Affiliates Schedule and will use its best reasonable efforts to cause each additional person who is identified therein as an affiliate of it to execute and deliver an Affiliate's Agreement in accordance with the foregoing.

      9.4. TAX MATTERS. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of this Agreement, the Merger, or the other transactions contemplated hereby. The parties intend, however, that the Merger constitute a "tax-free reorganization" under Section 368 of the Code, and agree to report the Merger as such on their respective tax returns. Each of the parties will use its best reasonable efforts to obtain, as promptly as is practicable following the date hereof and in any event before the Effective Time of the Merger, such oral or written assurances as it reasonably deems sufficient to enable the Company and LeCroy to execute and deliver to the other a certificate substantially in the form of that attached as an exhibit to the tax matters opinion of the other party's tax counsel or accountants referred to in Section 11.3.

      9.5. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

      9.6. NASDAQ/NMS APPLICATION. LeCroy will promptly prepare and submit to the National Association of Securities Dealers, Inc. a listing application covering the shares of LeCroy Common Stock into which shares of Company Stock are converted in the Merger, and will use its best reasonable efforts to cause such shares to be approved for listing in the National Market System (the "NMS") of the National Association of Securities Dealers, Inc., subject to official notice of issuance.

      9.7. INDEMNIFICATION OF DIRECTORS AND OFFICERS. If the Merger is consummated, then to the fullest extent permitted under applicable law, and subject to the procedures described in Section 15.4 hereof, the Surviving

Corporation will indemnify, defend, and hold harmless each present and former director or officer of the Company and its Subsidiary Digitech International, Inc. from and against all Damages arising out of or pertaining to any action or omission in their capacity as a director or officer of the Company or its Subsidiary Digitech International, Inc., provided, that to the extent that any matter for which a former director or officer of the Company or such Subsidiary relates to a matter for which LeCroy and/or the Surviving Corporation is entitled to indemnification under Section 15 hereof, the Surviving Corporation will not be relieved of its indemnification obligations hereunder to such former director or officer (except to the extent that the Surviving Corporation is entitled to be indemnified in respect of such matter by such former director or officer himself), but will be entitled to indemnification in respect of such matter pursuant to Section 15 hereof. No Stockholder will be entitled to seek indemnification or contribution, under this Section 9.7 or otherwise, by reason of any amounts required to be paid pursuant to Section 15 of this Agreement.

      LeCroy will provide to each former Company director or officer who becomes a director or officer of LeCroy or any of its Subsidiaries (including the Surviving Corporation) with such directors' and officers' liability insurance coverage to the same extent that it provides such coverage to other similarly situated directors or officers.

      In the event that LeCroy or the Surviving Corporation consolidates or merges with any other person and is not the surviving or resulting corporation in such merger, then LeCroy or the Surviving Corporation, as the case may be, will first make proper provision so that the surviving or resulting corporation will honor the obligations of LeCroy or the Surviving Corporation, as the case may be, under this Section 9.7.

      The obligations of LeCroy and the Surviving Corporation under this
Section 9.7 may not be terminated or amended in such a manner as to adversely affect the rights of any present or former director or officer of the Company or its Subsidiary Digitech International, Inc. without the consent of such affected director or officer. All present and former directors and officers of the Company or its Subsidiary Digitech International, Inc., are intended third-party beneficiaries of this Section 9.7.

      9.8. EMPLOYEE BENEFITS.

      (a) From and after the Effective Time until such time as the employees of the Surviving Corporation are included in the benefit plans available to LeCroy's and its Subsidiaries' employees generally, the Surviving Corporation will maintain in effect the Employee Benefit Plans of Digitech as described in
Section 6.14 of the Disclosure Schedule, except the Digitech Supplemental Health Plan (Officers) and the Term Life Insurance (Robert Arnold); and the Surviving Corporation will maintain the Digitech Supplemental Health Plan (Officers) in effect until February 28, 1998. From and after such time as the employees of the Surviving Corporation are included in the benefit plans available to LeCroy's and its Subsidiaries' employees generally, the Surviving Corporation will provide or cause to be provided to all of its employees and their dependents and "qualified beneficiaries" (as defined in Section 4980B(g)(1) of the Code) entitled to receive continuation coverage under COBRA as of the Closing Date (the "Qualified Beneficiaries") with coverage under one or more benefit plans (the "Successor Welfare Plans"), including without limitation, health care coverage ("Coverage") that meets at least the following requirements: (i) service with the Company prior to the Closing Date will be credited against all service and waiting period requirements under Successor Welfare Plans for those employees of the Surviving Corporation (and their eligible dependents) who received coverage from the Company as of the Closing Date, and (ii) the Successor Welfare Plans will not provide for any pre-existing condition exclusion for those employees of the Surviving Corporation (and their eligible dependents) who received coverage from the Company as of the Closing Date (other than to the extent excluded from coverage under an existing Company health plan). Notwithstanding the foregoing, the Surviving Corporation will only be obligated to provide Coverage to employees, dependents, and qualified beneficiaries to the extent that LeCroy or the Surviving Corporation sponsors the same type of benefit plans that the Company did as of the Closing Date.

      (b) The Surviving Corporation will maintain the Company's existing 401(k) plan for at least one year after the Closing Date. Thereafter, Surviving

Corporation employees will be eligible to participate in LeCroy's 401(k) plan. The service of each employee of the Company, both prior to and following the Closing Date, will be credited as service under LeCroy's 401(k) plan for purposes of eligibility and vesting.

      10. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. From and after the date of this Agreement and until the Closing, except as otherwise specifically agreed by LeCroy and the Company:

      10.1.FULL ACCESS. Each of LeCroy and the Company will afford to the other and its authorized representatives full access, upon request and reasonable notice and during normal business hours, to all of the properties, books, records, contracts, and documents of the requested party, and a reasonable opportunity to make such investigations as the requesting party desires to make, and will furnish or cause to be furnished to the requesting party and its authorized representatives all such information with respect to the requested party's affairs and businesses as the requesting party reasonably requests.

      10.2. CARRY ON IN REGULAR COURSE. Each of LeCroy and the Company will (i) use its best reasonable efforts to maintain its owned and leased properties in good operating condition and repair and to make all necessary renewals, additions, and replacements thereto, (ii) carry on its businesses diligently and substantially in the same manner as heretofore, and (iii) in the case of the Company, not make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in
Section 6.8 hereof, other than the scheduled repayment of Indebtedness of the Company in the ordinary course of business from cash generated by operations.

      10.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. Neither LeCroy nor the Company will declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities. The Company will not issue any shares of its capital stock or other securities (including without limitation any options, warrants, or other rights to acquire Company Stock), other than shares of Company Common Stock issued upon the due exercise of vested stock options listed in Section
6.4 of the Disclosure Schedule (which exercises will be disclosed by the Company in a supplement to the Disclosure Schedule pursuant to Section 10.13 hereof).

      10.4. NO COMPENSATION CHANGES. The Company will not increase the compensation payable or to become payable to any of its officers, directors, key employees, or agents, or increase any bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees, or agents, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees or consultants, including without limitation any increase in the benefits under any bonus or pension plan or other contract or commitment, except as described in Section 10.4 of the Disclosure Schedule.

      10.5.CONTRACTS AND COMMITMENTS WITH AFFILIATES. The Company will not enter into any contract or commitment, or engage in any other transaction, with any of its Affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices.

      10.6.PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensor, or otherwise dispose of any interest in, any capital asset(s) (i) other than in the ordinary course of business, or (ii) having a market value in excess of $20,000 in any instance, or in excess of $50,000 in the aggregate.

      10.7.INSURANCE. The Company will maintain the insurance referred to on Section 6.20 of the Disclosure Schedule.

      10.8. PRESERVATION OF ORGANIZATION. The Company will use its best reasonable efforts to preserve its business organization intact, to keep available for the benefit of the Surviving Corporation its present officers and key employees and consultants, and to preserve for the benefit of the Surviving Corporation its present business relationships with its suppliers and customers and others having business relationships with it.

      10.9. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, that would cause a default under or a material breach of any of its material contracts, commitments, or obligations.

      10.10. COMPLIANCE WITH LAWS. LeCroy and the Company will duly comply in all material respects with all applicable laws, regulations, and orders.

      10.11. ADVICE OF CHANGE. Each of LeCroy and the Company will promptly advise the other in writing of any material adverse change in the advising party's business, assets, condition (financial or otherwise), or operations.

      10.12. NO SHOPPING. Neither the Company nor any of the Stockholders will negotiate for, solicit, discuss, negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock or any material portion of the assets of the Company (other than sales of inventory in the ordinary course of business) or any merger or other business combination of the Company, to or with any person other than LeCroy and Merger Sub.

      10.13. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, each of LeCroy, the Company, and the Stockholders will promptly advise the others in writing of any matter hereafter arising or becoming known to the disclosing person that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, or that is necessary to correct any information in the Disclosure Schedule that is or has become inaccurate. No such disclosure will be taken into account in determining whether the conditions to (i) in the case of any such supplemental disclosure by LeCroy, the respective obligations of the Company and the Stockholders, and
(ii) in the case of any such supplemental disclosure by the Company or any of the Stockholders, the respective obligations of LeCroy and Merger Sub, to consummate the transactions contemplated by this Agreement have been satisfied. If the Merger is consummated, then for purposes of Section 15 ("Indemnification"), such supplemental disclosures pursuant to this Section
10.13 will be deemed to have been made as of the date hereof, and no indemnification will be payable in respect thereof by reason of the fact that such disclosure was not made on the date hereof.

      11. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by each such party, in his or its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

      11.1. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

      11.2. ACCOUNTING MATTERS. Each of the Company and LeCroy will have received (i) all of the Affiliate's Agreements contemplated by Section 9.3 to be received by it, and (ii) a letter from its accountants (KPMG Peat Marwick LLP, in the case of the Company, and Ernst & Young LLP, in the case of LeCroy) dated the Closing Date, in form reasonably satisfactory to it, and substantially to the effect that in such accountants' opinion, the Merger, if consummated in accordance with this Agreement, will appropriately be accounted for under Accounting Principles Board Opinion No. 16 as a "pooling of interests."

      11.3. TAX MATTERS. Each of the Company and LeCroy will have received a written opinion of its tax counsel or accountants, addressed to it, dated as of the Closing Date, in a form reasonably acceptable to the receiving party, and to the effect that in such counsel's or accountants' opinion, the Merger will constitute a "reorganization" under Section 368(a) of the Code.

      11.4. EMPLOYMENT AGREEMENTS. The Company and each of Robert B. Arnold and Robert W. Scharf will have executed and delivered employment agreements in the forms thereof attached as exhibits to the letter dated December 8, 1997, from Brian Keeler of Bingham Dana LLP to Stephen J. Geissler of Shipman & Goodwin LLP.

      11.5. SECURITIES LAW COMPLIANCE. All filings necessary under federal and state securities laws to permit the issuance and delivery to the Stockholders of the shares of LeCroy Common Stock into which shares of Company Stock will be converted in the Merger will have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities will have been obtained.

      11.6. NMS LISTING. The shares of LeCroy Common Stock into which shares of Company Stock will be converted in the Merger will have been authorized for listing on the NMS, subject to official notice of issuance.

      11.7. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and his or its counsel.

      12. CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDERS' OBLIGATIONS. The obligations of the Company and each of the Stockholders, respectively, to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

      12.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by LeCroy and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company or the Stockholders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by the Company.

      12.2.COMPLIANCE WITH AGREEMENT. LeCroy and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

      12.3.CLOSING CERTIFICATE. LeCroy and Merger Sub will have executed and delivered to the Company, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 12.1 and 12.2 have been satisfied.

      12.4.OPINION OF COUNSEL. Bingham Dana LLP, counsel to LeCroy and Merger Sub, will have delivered to the Company a written legal opinion addressed to the Company and the Stockholders, dated on and as of the Closing Date, and substantially in the form of the attached Exhibit F.

      13. CONDITIONS TO LECROY'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of LeCroy and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by LeCroy, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

      13.1.REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and/or any of the Stockholders in or pursuant to this Agreement or in any statement, certificate, or other document delivered to LeCroy in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by LeCroy.

      13.2.COMPLIANCE WITH AGREEMENT. The Company and each of the Stockholders will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

      13.3.CLOSING CERTIFICATE. The Company and the Stockholders will have executed and delivered to LeCroy, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying with respect to themselves that the conditions referred to in Sections 13.1 and 13.2 have been satisfied.

      13.4.OPINION OF COUNSEL. Shipman & Goodwin LLP, counsel to the Company and the Stockholders, will have delivered to LeCroy a written legal opinion addressed to LeCroy, dated on and as of the Closing Date, and substantially in the form of the attached Exhibit G.

      14. OTHER COVENANTS. In order to induce LeCroy and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, each of the Stockholders hereby severally agrees and covenants as follows, which covenants will be in addition and without prejudice to any other confidentiality, inventions, noncompetition, nonsolicitation, and/or other agreements and covenants to which any of the Stockholders may be subject from time to time, including without limitation under the employment agreements referred to in Section 11.4. While Section 14.2 applies only to certain specified Stockholders, all other provisions of this Section 14 apply to all of the Stockholders.

      14.1.CONFIDENTIAL INFORMATION. If the Merger is consummated, such Stockholder will maintain the confidentiality of all confidential, sensitive, or proprietary information of the Surviving Corporation, including without limitation with respect to its businesses, finances, affairs, and technology, which will be and remain the exclusive property of the Surviving Corporation; and unless previously authorized in writing by LeCroy, and except with respect to information that has otherwise become public through no action or omission on the part of such Stockholder, will not disclose any such information to any third party, or use it for any purpose other than (if applicable) in the discharge of such Stockholder's employment responsibilities in the ordinary course of the Surviving Corporation's business.

      14.2.NON-COMPETITION, ETC. In the cases of Robert B. Arnold and Robert W. Scharf, for a period of three years after the Closing Date (which period will automatically be extended by a period of time equal to any period in which such Stockholder is in breach of any obligations under this Section 14.2), such Stockholder will not engage, directly or indirectly (except as a stockholder, director, officer, consultant, and/or employee of LeCroy and/or the Surviving Corporation), as a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, anywhere in the world (such Stockholder hereby acknowledging that the Company currently is doing business worldwide) in the Restricted Business, or any other business presently being conducted by the Company.

      14.3.NON-SOLICITATION OF EMPLOYEES, ETC. During the three-year period following the Closing Date (the "Restricted Period"), such Stockholder will not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Surviving Corporation to terminate their employment or contractual relationship with the Surviving Corporation; and will not assist any other person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person who does or attempts to do so.

      14.4.NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period, such Stockholder will not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Surviving Corporation any of the business or patronage of any of its customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such person to reduce the amount of business it does with the Surviving Corporation with respect to the Restricted Business, and will not assist any other person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person who does or attempts to do so.

      14.5.NON-DISPARAGEMENT. During the Restricted Period, such Stockholder will not disparage, deprecate, or make any negative comment with respect to the Surviving Corporation or its businesses, operations, properties, or prospects, except in the context of any litigation arising under this Agreement.

      14.6.EQUITABLE REMEDIES. Such Stockholder hereby acknowledges that any breach by him of his obligations under this Section 14 would cause substantial and irreparable damage to LeCroy and the Surviving Corporation, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of LeCroy and the Surviving Corporation will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which they may be entitled in respect of any such breach).

      14.7.MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 14 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or of the remainder of such section.

      15.  INDEMNIFICATION.

      15.1.INDEMNIFICATION BY LECROY AND MERGER SUB. Subject to the limitations set forth in Section 15.6 hereof, LeCroy and Merger Sub, jointly and severally, will indemnify, defend, and hold harmless each of the Stockholders, and if the Merger is not consummated, also the Company, and each of their respective directors, officers, employees, agents, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by LeCroy and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by LeCroy and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of LeCroy and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

      15.2.INDEMNIFICATION BY THE STOCKHOLDERS AND THE COMPANY. Subject to the limitations set forth in Section 15.6 hereof, each of the Stockholders, severally and not jointly, and if the Merger is not consummated, also the Company, will indemnify, defend, and hold harmless LeCroy, and if the Merger is consummated, also the Surviving Corporation, and each of their respective directors, officers, employees, agents, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

      (i) any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby; or

      (ii) the environmental matters disclosed in Section 6.15 of the Disclosure Schedule (to the extent that the aggregate Damages in respect of such matters exceed the applicable reserve therefor, if any, shown in the Company's balance sheet as of October 31, 1997, delivered to LeCroy as referred to in Section 6.7 hereof), but only to the extent of the first $250,000 of the aggregate amount of such indemnifiable Damages plus one-half of the excess over $250,000 of the aggregate amount of such Damages; provided, that claims for indemnification under this clause (ii) of this Section 15.2 may only be made against the "Environmental Escrow Fund" (as defined in the Escrow Agreement) and no recourse in respect of any such claims may be had against the "General Escrow Fund" (as defined in the Escrow Agreement) or any other assets of any Stockholder.

      Notwithstanding any other provision of this Agreement, each Stockholder's liability for indemnification under this Section 15.2 will be limited to such Stockholder's Pro Rata Portion of the Damages for which such Stockholder would be liable hereunder but for this limitation.

      15.3.INDEMNIFICATION BY EACH STOCKHOLDER. Subject to the limitations set forth in Section 15.6 hereof, each of the Stockholders, severally and not jointly, will indemnify, defend, and hold harmless LeCroy, and if the Merger is consummated, also the Surviving Corporation, and each of their respective directors, officers, employees, agents, representatives, and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by such Stockholder in his individual capacity of any representation, warranty, covenant, agreement, obligation, or undertaking made by such Stockholder in his individual capacity in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of such Stockholder in his individual capacity in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

      15.4.CLAIMS. In the event that any party hereto (the "Indemnified Party") desires to make a claim against another party hereto (the "Indemnifying Party," which term includes all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim, or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "Third-Party Claim"), the Indemnified Party will promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto, provided, that failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this section except to the extent, if any, that the Indemnifying Party has actually been prejudiced thereby. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party will be entitled to participate in the defense of such Third-Party Claim. If each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party will have the authority to negotiate, compromise, and settle such Third-Party Claim, provided, that the Indemnifying Party will not agree to any settlement of such Third-Party Claim that does not include an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim:

           (i) The Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third-Party Claim; and

           (ii) The Indemnified Party does not give the Indemnifying Party written notice, within 20 days after such Indemnified Party's receipt of the notice required by the preceding clause (i), that the Indemnified Party's counsel has determined, in its reasonable opinion, that an irreconcilable conflict of interest make separate representation by the Indemnified Party's counsel advisable.

      The Indemnified Party will retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but such Indemnified Party will bear and will be solely responsible for its own costs and expenses in connection with such participation.

      15.5.PAYMENT OF CLAIMS. In the event of any claims for indemnification hereunder, the claimant will advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, such other party will pay the full amount thereof within ten days after the expiration of such period. Any amount payable by an Indemnifying Party in respect of indemnification pursuant to this Agreement may be set off and deducted by the Indemnified Party from and against any amounts that may otherwise be or become payable by such Indemnified Party to such Indemnifying Party.

      15.6.LIMITATIONS OF LIABILITY.

      (A) THRESHOLD. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder until such time as the aggregate amount of Damages for which (i) LeCroy, and if the Merger is not consummated, also Merger Sub, or if the Merger is consummated, also the Surviving Corporation, and in any case their respective directors, officers, employees, representatives, and other Affiliates, on the one hand, or (ii) the Stockholders, and if the Merger is not consummated, the Company, and in any case their respective directors, officers, employees, representatives, and other Affiliates, as the case may be, on the other, are otherwise entitled to indemnification pursuant to this Agreement exceeds $170,000, whereupon such Indemnified Parties will be entitled to indemnification for the full amount of all such Damages, without regard to such threshold amount; provided, that Damages (i) in respect of breaches of post-closing covenants contained herein, and/or (ii) indemnifiable under
Section 15.2(ii) hereof, will be indemnifiable in full and will not be subject to such threshold amount.

      (B) MAXIMUM LIABILITY. If the Merger is consummated, the maximum liability of any Stockholder for indemnification hereunder will not exceed the value of the shares of LeCroy Common Stock (including Escrowed Shares) into which such Stockholder's shares of Company Stock are converted in the Merger, which for this purpose will be conclusively deemed to be $36.00 per share of LeCroy Common Stock (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeCroy Common Stock and occurring after the date of this Agreement).

      (C) TIME LIMIT. No Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party with respect thereto by (i) with respect to any breach of the representations and warranties set forth in Sections 6.7, 6.8, 6.9, 6.11, 6.12, 6.28, 8.5 (to the extent that it relates to financial statements, schedules, and information), and/or 8.10, 30 days after the delivery to LeCroy of the audit report of Ernst & Young LLP with respect to LeCroy's consolidated financial statements as at June 30, 1998, and for its fiscal year then ended, and (ii) with respect to indemnification pursuant to
Section 15.2(ii) hereof, the fifth anniversary of the Closing Date, and (iii) with respect to any other breach of this Agreement, the first anniversary of the Closing Date.

      (D) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Indemnified Party hereunder will be reduced (i) to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (e.g., any tax deduction available to such Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such Indemnified Party to the extent that such deduction results in a decrease in such Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

      Each Indemnified Party will use reasonable efforts to collect any Damages from any available insurer before attempting to collect from the Stockholders, but nothing herein will preclude LeCroy from filing any claim against the Stockholders and/or the escrow fund established pursuant to the Escrow Agreement at any time. If any Indemnified Party recovers any amount from any insurer after payment to such Indemnified Party by one or more Indemnifying Parties of all Damages suffered or incurred by such Indemnified Party in respect of the matters to which such insurance payment relates, then such Indemnified Party will promptly pay over to such Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Indemnifying Party to such Indemnified Party in respect of such matter.

      15.7.SUBROGATION. An Indemnifying Party who indemnifies an Indemnified Party pursuant to this Section 15 will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this Section 15, be subrogated to the extent of such payment to the rights of such Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Indemnified Party, and upon such subrogation may assert such rights against such other persons.

      15.8.EXCLUSIVE REMEDIES. The parties acknowledge and agree that their sole and exclusive remedies in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking contained in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto in connection with this Agreement (other than the Employment Agreements), the Merger, or any of the other transactions contemplated hereby will be pursuant to the indemnification provisions of this Section 15. No breach of any such representation, warranty, covenant, agreement, obligation, or undertaking will give rise to any right of any party hereto to rescind this Agreement or any of the transactions contemplated hereby.

      15.9.APPLICABILITY. The provisions of this Section 15 will not apply to claims for indemnification or contribution arising under or in connection with
Section 5 hereof and/or the Registration Statement and the other transactions contemplated by that Section 5.

      16. RELEASES. If the Merger is consummated, then effective as of the Effective Time, each of the Stockholders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages and rights of indemnification arising expressly under this Agreement and claims for accrued but unpaid salaries and reimbursable expenses

(the aggregate amount of which salaries and expenses does not exceed $750,000). Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released.

      17.  TERMINATION.

      (a) This Agreement may be terminated at any time before the Effective Time by agreement of LeCroy and the Company, notwithstanding the approval of this Agreement and/or of the Merger by the stockholders of any party.

      (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before January 2, 1998, then either LeCroy or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on date such termination right arises hereunder, provided that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by LeCroy, any breach by Merger Sub, or in the case of any such termination by the Company, any breach by any of the Stockholders).

      (c) Any termination of this Agreement will not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Sections 15 ("Indemnification"), 18 ("Definitions"), and 19 ("General") will survive any termination of this Agreement.

      18.  DEFINITIONS.

      18.1.CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

      "Affiliate" means, with respect to any person, any other person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, or (ii) who is a family member or relative of any person described in the preceding clause (i). When used with reference to the Company, the term "Affiliate" includes the Stockholders.

      "Affiliated Group" has the meaning ascribed to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

      "Company Common Stock" means, collectively, the Company's Common Stock and its Non-Voting Common Stock, Series A, both $0.01 par value per share.

      "Company Preferred Stock" means the Voting Convertible Preferred Stock of the Company, $100 par value per share.

      "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

      "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

      "Indebtedness," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

      "knowledge," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the best of the Company's knowledge, or with a similar qualification, the Company will be conclusively deemed to have knowledge of any matter with respect to which (i) any Stockholder who is active in the Company's day-to-day operations, (ii) the Company's chief executive and/or financial officers, or
(iii) any other senior executive officer of the Company, has actual knowledge or would have knowledge after conducting a reasonable investigation. Where a representation or warranty is made to the best of LeCroy's or Merger Sub's knowledge, or with a similar qualification, LeCroy and Merger Sub will be conclusively deemed to have knowledge of any matter with respect to which (i) LeCroy's or Merger Sub's chief executive and/or financial officers, or (ii) any other senior executive officer of LeCroy or Merger Sub, has actual knowledge or would have knowledge after conducting a reasonable investigation.

      "LeCroy Common Stock" means the Common Stock,  $0.01 par value, of
LeCroy.

      "LeCroy Stock Plans" means, collectively, LeCroy's Amended and Restated 1993 Stock Incentive Plan, 1995 Non-Employee Director Stock Option Plan, and 1995 Employee Stock Purchase Plan.

      "Liens" means any and all liens, claims, mortgages, security interests, pledges, options, rights of first offer or refusal, charges, encumbrances, limitations on voting rights, and restrictions on transfer of any kind, except, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

      "Material Adverse Effect" means, with reference to any person, any material adverse effect on the condition (financial or otherwise), operations, business, assets, rights, liabilities, obligations, or prospects of such person, or on such person's ability to consummate the transactions hereby contemplated.

      "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

      "Pro Rata Portion" means, with respect to a Stockholder, the percentage indicated opposite such Stockholder's name below:

           Name                  Pro Rata Portion

      Robert B Arnold                 31.70%
      Millard E. Bronson               0.46%
      Ernest E. Courchene Jr.,         4.63%
        as trustee
      Charles Greer                    1.28%
      Jeffrey D. Holden                2.78%
      Ann Lake                         4.63%
      Thomas Quinlan                   1.67%
      Robert W. Scharf                16.31%
      Dennis Stvan                     3.70%
      David L. Vaughn                  0.46%
      DLJ Venture Capital Fund         1.81%
      Sprout Capital V                30.57%

           Total:                       100%


      "Restricted Business" means the design, manufacture, and distribution of communication test instruments (hardware, computers, software) for protocol analysis, monitoring, performance verification, transmission testing, installation failure detection, fault diagnostics, and preventative maintenance of LAN and WAN communications networks.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

      "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a

Subsidiary of such person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

      "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

      18.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:

   TERM                  SECTION      TERM                       SECTION

Affiliate's Agreement(s) 9.3         Indemnified Party           15.4
Agreement                Preamble    Indemnifying Party          15.4
CERCLA                   6.15(b)     Intellectual Properties     6.10
Certificate              3.1         IRS                         6.14(b)
Closing                  1           LeCroy                      Preamble
Closing Date             1           LeCroy's SEC Reports        8.5
Code                     Recitals    Material Contract           6.18
Company                  Preamble    Merger                      1
Company Option           4           Merger Sub                  Preamble
DGCL                     2.1         Most Recent Balance Sheet   6.7
Dissenting Shares        2.7         Most Recent Balance         6.7
Effective Time           1           Sheet Date
Employee Benefit Plan    6.14(a)     NMS                         9.6
Environmental Laws       6.15(b)     PBGC                        6.14(d)(ii)
EPA                      6.15(c)     RCRA                        6.15(b)
ERISA                    6.14(c)     Registration Statement      5
Escrowed Shares          3.3         Restricted Period           14.3
Exchange Ratio           2.6(a)      SARA                        6.15(b)
Hazardous Substances     6.15(c)     Stockholder(s)              Preamble
Indemnifiee              5(d)        Stockholder Representative  19.3
Indemnifior              5(d)        Third-Party Claim           15.3

      19.  GENERAL.

      19.1.COOPERATION. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

      19.2.SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and subject to the provisions of Section 15.6(c) hereof, will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until the first anniversary of the Closing Date.

      19.3.STOCKHOLDER REPRESENTATIVE. Each of the Stockholders hereby appoints Robert B. Arnold (the "Stockholder Representative"), as such Stockholder's agent to receive on such Stockholder's behalf notices and other correspondence and service of copies of any summons, complaint, and/or other process that may be served in any litigation, action, or other proceeding. Such service of process may be made by delivery of a copy of such process to the Stockholder Representative in accordance with Section 19.6, with a copy sent at the same time and by the same means to such Stockholder (if such Stockholder has previously provided an address to LeCroy in writing for this purpose, whether before or after the date hereof); and each of the Stockholders hereby irrevocably authorizes and directs the Stockholder Representative to accept such service on such Stockholder's behalf and agrees that the Stockholder Representative will incur no liability to such Stockholder in connection with the Stockholder Representative's actions or omissions in his capacity as such, except such as may be directly caused by the Stockholder Representative's bad faith or wilful misconduct. Each of the Stockholders hereby irrevocably agrees that a final judgment in any action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section will affect the right of any person to serve legal process in any other manner permitted by law.

      19.4.EXPENSES. LeCroy, on the one hand, and the Stockholders, on the other, will be responsible for and will pay all of their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and no such expenses will be charged, directly or indirectly, to the Company.

      19.5.BENEFITS  OF  AGREEMENT;   NO  ASSIGNMENTS;   NO  THIRD-PARTY
BENEFICIARIES.

      (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

      (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

      (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns, except as expressly provided in Sections 9.7 and 15 hereof.

      19.6.NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or

(iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

      (a) If to LeCroy, Merger Sub, and/or (after the Effective Time), the Company to:

           LeCroy Corporation
           700 Chestnut Ridge Road
           Chestnut Ridge, New York  10977
           Attention:  Lutz P. Henckels
                       President and CEO

           Telecopier No. (914) 578-5989
           with a copy sent at the same time and by the same means to:

           Roger D. Feldman, Esq.
           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts  02110

           Telecopier No. (617) 951-8736

      (b) If to any of the Stockholders and/or (before the Effective Time) the Company, to the Stockholder Representative in care of:

           Digitech Industries, Inc.
           55 Kenosia Avenue
           Danbury, Connecticut  06813

           Telecopier No. (203) 797-2682

           with a copy sent at the same time and by the same means to:

           Stephen J. Geissler, Esq.
           Shipman & Goodwin LLP
           One American Row
           Hartford, Connecticut  06103-2819

           Telecopier No. (860) 251-5199


      19.7.COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

      19.8.CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

      19.9.EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

      19.10. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      19.11. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

      19.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreement dated as of September 2, 1997, by and between the Company and LeCroy, will survive the execution and delivery of this Agreement and the consummation of the Merger.

      19.13. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of laws.

      19.14. AMENDMENT. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by LeCroy, Merger Sub, the Company, and Stockholders holding shares of Company Stock representing not less than two-thirds of the voting power of all shares of Company Stock then outstanding (calculated on a fully diluted basis); provided, that no such amendment, modification, or supplement that disparately and adversely affects any Stockholder will be effective without the written consent of such Stockholder.

              [The rest of this page is intentionally left blank.]

      Executed and delivered under seal as of the date first above written.


LECROY:                        LECROY CORPORATION



                               By   /s/ John C. Maag
                                 ------------------------------
                                 Name: John C. Maag
                                 Title: V.P. Finance


MERGER SUB:                    LECROY MERGER CORPORATION



                               By   /s/ John C. Maag
                                 ------------------------------
                                 Name: John C. Maag
                                 Title: Vice President


COMPANY:                       DIGITECH INDUSTRIES, INC.



                               By   /s/ Robert B. Arnold
                                 ------------------------------
                                 Name: Robert B. Arnold
                                 Title: President & CEO


STOCKHOLDERS:                       /s/ Robert B. Arnold
                                 ------------------------------
                                    Robert B. Arnold



                                    /s/ Millard E. Bronson
                                 ------------------------------
                                    Millard E. Bronson



                                    /s/ Ernest Courchene, Jr.
                                 ------------------------------
                                 Ernest Courchene, Jr., as Trustee
                                 and not individually



                                    /s/ Charles Greer
                                 ------------------------------
                                    Charles Greer



                                    /s/ Jeffrey D. Holder
                                 ------------------------------
                                    Jeffrey D. Holden

                                    /s/ Ann Lake
                                 ------------------------------
                                    Ann Lake



                                    /s/ Thomas Quinlan
                                 ------------------------------
                                    Thomas Quinlan



                                    /s/ Robert W. Scharf
                                 ------------------------------
                                    Robert W. Scharf



                                    /s/ Dennis Stvan
                                 ------------------------------
                                    Dennis Stvan



                                    /s/ David L. Vaughn
                                 ------------------------------
                                    David L. Vaughn


                               DLJ VENTURE CAPITAL FUND

                               By:  DLJ FUND ASSOCIATES,
                                     its general partner



                                    By    /s/ Richard E. Kroon
                                      -------------------------
                                      Richard E. Kroon
                                      General Partner


                               SPROUT CAPITAL V

                               By: DLJ ASSOCIATES V,
                                   its general partner



                                    By    /s/ Richard E. Kroon
                                      -------------------------
                                      Richard E. Kroon
                                      General Partner

                             EXHIBITS AND SCHEDULES


EXHIBITS*

     A               Merger Certificate

     B               By-Laws of the Surviving Corporation

     C               Escrow Agreement

     D               Form of Non-Competition Agreement

     E               Affiliate's Agreement

     F               Legal Opinion of Bingham Dana LLP

     G               Legal Opinion of Shipman & Goodwin LLP


SCHEDULES*

Disclosure Schedule of the Company

Affiliates Schedules of LeCroy and the Company, respectively


* Copies of Exhibits and Schedules to the Agreement and Plan of Merger and Reorganization will be furnished to the Securities and Exchange Commission upon request.

                                                                      Exhibit 5


                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726



                               January 2, 1998



LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York  10977


Dear Ladies and Gentlemen:

      We have acted as counsel for LeCroy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 454,148 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on January 2, 1998, all of which Shares will be issued pursuant to the terms of an Agreement and Plan of Merger and Reorginization, dated as of December 10, 1997 (the "Merger Agreement"), between the Company, LeCroy Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, Digitech Industries, Inc., a Delaware corporation ("Digitech"), and the stockholders of Digitech.

      As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

      In our examination, we have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

      We have also assumed that the Shares were issued and delivered or will be delivered, as the case may be, in accordance with the terms of the Asset Purchase Agreement. As to all matters of fact, we have relied entirely upon the determinations, representations and statements of the Company; and we have assumed, without independent inquiry, the accuracy of all such determinations, representations and statements.

      This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Legal Matters" in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/ Bingham Dana LLP


                               BINGHAM DANA LLP

                                                        Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LeCroy Corporation for the registration of 454,148 shares of its common stock and to the incorporation by reference therein of our report dated August 5, 1997, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



Hackensack, New Jersey				/s/ ERNST & YOUNG LLP
December 23, 1997